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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
July 7, 2004

ABERDENE MINES LIMITED
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33189	88-0454792
(Commission File No.)	(IRS Employer ID)

101 Convention Center Drive
Suite 700
Las Vegas, Nevada 89109
(Address of principal executive offices and Zip Code)

(702) 873-3488
(Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

99.1	Press Release

ITEM 9. REGULATION FD DISCLOSURE

Aberdene Mines Limited announced that it has acquired, from a professional geologist, the rights to an extensive exploration data package on the Company's New York Canyon project. The New York Canyon project is located in Mineral County Nevada, seven miles east of the village of Luning and 32 miles from the town of Hawthorne, and is comprised of 226 unpatented mineral claims representing approximately 4,535 acres in total. The property contains the Long Shot Ridge copper oxide deposit, and the Copper Queen porphyry targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of July, 2004.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine, President, Principal Executive Officer,
Treasurer and Principal Financial Officer